QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32

BRESLER & REINER, INC.

Section 906 Certification

Pursuant to 18 U.S.C. Section 1350 As Adopted
Pursuant to Section 906 of the Sarbanes Oxley Act of 2002

        In connection with the Quarterly Report of Bresler & Reiner, Inc. (the "Company") on Form 10-Q for the nine months ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officers of the Company certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ SIDNEY M. BRESLER Sidney M. Bresler Chief Executive Officer
/s/ DARRYL M. EDELSTEIN Darryl M. Edelstein Executive Vice President—Finance and Chief Financial Officer

Dated: November 14, 2007

QuickLinks

  Exhibit 32
BRESLER & REINER, INC. Section 906 Certification Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes Oxley Act of 2002